                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  Safeway Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

[SAFEWAY LOGO]

                                  SAFEWAY INC.
                           5918 STONERIDGE MALL ROAD
                           PLEASANTON, CA 94588-3229

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safeway Inc., a Delaware corporation (the "Company"), will be held at the corporate offices of our subsidiary, The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California on Tuesday, May 11, 1999 at 10:30 a.m. for the following purposes:

     1. To elect three directors of the Company to serve for a term of three years and until their successors are elected and have qualified;

     2. To consider and vote upon adoption of the 1999 Amended and Restated Equity Participation Plan of Safeway Inc.;

     3. To consider and vote upon reapproval of the Operating Performance Bonus Plan for Executive Officers of Safeway Inc.;

     4. To consider and vote upon a stockholder proposal requesting the Board of Directors to take the necessary steps to adopt a policy to tie at least half of executive management's compensation to the amount of common stock dividends paid each year, which proposal is opposed by the Board of Directors;

     5. To consider and vote upon a stockholder proposal requesting the Board of Directors to take the necessary steps to provide for cumulative voting, which proposal is opposed by the Board of Directors;

     6. To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 1999; and

     7. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on March 16, 1999 will be entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least 10 days prior to the Annual Meeting, at the corporate offices of The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California.

     Whether or not you plan to attend the meeting in person, in order to ensure your representation, please complete, sign, date and promptly return the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                       By Order of the Board of Directors,

                                       MICHAEL C. ROSS
                                       Secretary

Pleasanton, California
Dated: March 24, 1999

                                  SAFEWAY INC.
                           5918 STONERIDGE MALL ROAD
                           PLEASANTON, CA 94588-3229

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders on behalf of the Board of Directors of Safeway Inc., a Delaware corporation ("Safeway" or the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of our subsidiary, The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California on Tuesday, May 11, 1999, at 10:30 a.m. and at any and all adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on March 30, 1999.

     Only stockholders of record at the close of business on March 16, 1999 will be entitled to vote at the meeting. At the close of business on March 16, 1999 there were 495,632,548 outstanding shares of Common Stock. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Each share of Common Stock not in the treasury is entitled to one vote. There is no provision in the Company's Restated Certificate of Incorporation for cumulative voting.

     If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

     Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the shares voting, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. In accordance with the Company's Bylaws, for purposes of determining the outcome of any other proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal.

     The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telegraph and telephone, and personally by a few officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock. In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation for a fee of approximately $6,500 plus expenses.

     The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years or less, depending on the class to which the Board has assigned a director not previously elected by the stockholders. If a quorum is present in person or by proxy, the affirmative vote of a plurality of the voting power of the shares represented at the meeting and entitled to vote will be sufficient to elect directors.

     It is intended that the shares represented by proxies, in the accompanying form, will be voted for the election of the three nominees named below unless authority to so vote is withheld. All of the nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

     The Board of Directors recommends the three nominees named below for election as directors. The three directors will be elected to office for a three-year term ending at the Annual Meeting in 2002 and until their successors are elected and have qualified.

     The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, such person's age and principal occupation or employment during the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is or was carried on and the period during which such person has served as a Safeway director.

                                 1999 NOMINEES

     PETER A. MAGOWAN, age 56, has been a member of the Board of Directors since November 26, 1986. He served as Chairman of the Board of Directors from November 26, 1986 to May 12, 1998. He also served as Chief Executive Officer of the Company from November 26, 1986 to April 30, 1993 and President of the Company from March 27, 1988 to October 26, 1992. From December 1979 to November 26, 1986, Mr. Magowan served as Chairman of the Board and Chief Executive Officer of the Company's predecessor, Safeway Stores, Incorporated, a Maryland corporation. Mr. Magowan is also a director of Caterpillar, Inc. and DaimlerChrysler AG. Mr. Magowan is Managing General Partner and President of the San Francisco Giants.

     GEORGE R. ROBERTS, age 56, has been a member of the Board of Directors since July 23, 1986. Mr. Roberts is a Founding Partner of Kohlberg Kravis Roberts & Co. ("KKR") and KKR Associates, L.P. ("KKR Associates"). Effective January 1, 1996, he became a managing member of the limited liability company which serves as the general partner of KKR. Mr. Roberts is also a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., Bruno's, Inc., The Boyd's Collection, Ltd., Evenflo Company Inc., IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., Owens-Illinois, Inc., PRIMEDIA, Inc., Randall's Food Markets, Inc., Regal Cinemas, Inc., RELTEC Corporation and Spalding Holdings Corporation.

     REBECCA A. STIRN, age 46, has been nominated to become a director to serve in the class of directors whose term will expire in 2002. She has been Vice President, Sales and Marketing, North America, of Collagen Aesthetics, Inc. (formerly Collagen Corporation)("Collagen") since January 1998 and was Vice President, Global Marketing Strategy, of Collagen from January 1996 to January 1998. She was a consultant from March 1995 to January 1996.

                              CONTINUING DIRECTORS

     STEVEN A. BURD, age 49, has been a member of the Board of Directors since September 7, 1993 and has served as Chairman of the Board of Directors since May 12, 1998. He has been Chief Executive Officer of the Company since April 30, 1993 and President of the Company since October 26, 1992.

     JAMES H. GREENE, JR., age 48, has been a member of the Board of Directors since December 17, 1987. Mr. Greene is a General Partner of KKR Associates and was a General Partner of KKR from January 1, 1993 until January 1, 1996 when he became a member of the limited liability company which serves as the general partner of KKR. Mr. Greene is also a director of Accuride Corporation, Bruno's, Inc., Owens-Illinois, Inc., Randall's Food Markets, Inc. and RELTEC Corporation.

     PAUL HAZEN, age 57, has been a member of the Board of Directors since July 18, 1990. Mr. Hazen has been Chairman of Wells Fargo & Co. since January 1995. He was Chief Executive Officer of Wells Fargo & Co. and of Wells Fargo Bank, N.A., from January 1995 to November 1998. He was President of Wells Fargo & Co. and of Wells Fargo Bank, N.A., from 1984 to 1994. Mr. Hazen is also a director of AirTouch Communications, Inc.

     HENRY R. KRAVIS, age 55, has been a member of the Board of Directors since November 26, 1986. Mr. Kravis is a Founding Partner of KKR and KKR Associates. Effective January 1, 1996, he became a managing member of the limited liability company which serves as the general partner of KKR. Mr. Kravis is also a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyd's Collection, Ltd., Bruno's, Inc., Evenflo Company, Inc., The Gillette Company, IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., Newsquest Capital, plc, Owens-Illinois, Inc., PRIMEDIA, Inc., Randall's Food Markets, Inc., RELTEC Corporation, Sotheby's Holdings, Inc. and Spalding Holdings Corporation.

     ROBERT I. MACDONNELL, age 61, has been a member of the Board of Directors since November 26, 1986. Mr. MacDonnell is a General Partner of KKR Associates and was a General Partner of KKR until January 1, 1996 when he became a member of the limited liability company which serves as the general partner of KKR. Mr. MacDonnell is also a director of Owens-Illinois, Inc.

     WILLIAM Y. TAUSCHER, age 49, has been a member of the Board of Directors since May 12, 1998. Mr. Tauscher was most recently Chairman of the Board of Vanstar Corporation ("Vanstar") from 1987, and Chief Executive Officer of Vanstar from 1988, until its acquisition by Inacom Corp. in February 1999. He was President of Vanstar from September 1988 to July 1995. Mr. Tauscher is a director of Inacom Corp.

     Mr. Roberts and Mr. Kravis are first cousins. Mr. MacDonnell and Mr. Roberts are brothers-in-law.

     Messrs. Greene, Hazen and Kravis are in the class of directors whose term will expire in 2000.

     Messrs. Burd, MacDonnell and Tauscher are in the class of directors whose term will expire in 2001.

BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of Safeway's outstanding Common Stock as of March 16, 1999 by (i) each of Safeway's directors and nominees who is a stockholder, (ii) the Company's Chief Executive Officer, (iii) each of the Company's five other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1998, (iv) all executive officers and directors of Safeway as a group and (v) each person believed by Safeway to own beneficially more than 5% of its outstanding shares of Common Stock. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of KKR Associates, SSI Equity Associates, L.P. ("SSI Equity Associates") and SSI Partners, L.P. ("SSI Partners") is 9 West 57th Street, New York, New York 10019.

                                                  NUMBER OF SHARES
                                                    BENEFICIALLY      PERCENTAGE OF
            NAME OF BENEFICIAL OWNER                  OWNED(1)          CLASS(1)
            ------------------------              ----------------    -------------
KKR Associates, L.P.(2).........................     44,034,755            8.8
  James H. Greene, Jr.(3).......................        144,402              *
  Henry R. Kravis(4)............................             --
  Robert I. MacDonnell(5).......................         85,504              *
  George R. Roberts(6)..........................             --
SSI Equity Associates, L.P.(7)..................      6,429,533            1.3
Paul Hazen(8)...................................        204,168              *
Peter A. Magowan(8).............................      3,102,352              *
William Y. Tauscher(8)..........................          6,700              *
Steven A. Burd(9)...............................      4,438,952              *
Kenneth W. Oder(9)(10)..........................      2,152,144              *
David G. Weed(9)................................        267,912              *
Michael C. Ross(9)..............................        823,985              *
Larree M. Renda 9)..............................        341,019              *
Gary D. Smith(9)................................        163,373              *
All executive officers and directors as a group
  (17 persons, excluding Messrs. Greene, Kravis,
  MacDonnell and Roberts)(8)(9).................     12,885,785            2.6
FMR Corp.(11)...................................     48,633,005            9.8

---------------
  *  Less than 1%

 (1) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Messrs. Greene, Kravis, MacDonnell, Roberts, Edward A. Gilhuly, Perry Golkin, Michael W. Michelson, Paul E. Raether, Clifton S. Robbins, Scott Stuart and Michael T. Tokarz, as general partners of KKR Associates, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Associates, but disclaim any such beneficial ownership. Messrs. Greene, Kravis, MacDonnell and Roberts are members of Safeway's Board of Directors.

 (3) Represents 70,000 shares owned jointly by Mr. Greene and his wife and 74,402 shares issuable upon exercise of stock options. Does not include 20,000 shares owned by Mrs. Greene, as to which Mr. Greene disclaims any beneficial ownership. Does not include 12,000 shares held in trust by Mrs. Greene for the benefit of their children, as to which Mr. Greene disclaims any beneficial ownership.

 (4) Does not include 800,000 shares held by Mr. Kravis as a trustee of an irrevocable trust created by Mr. Roberts for the benefit of his children (the "Roberts Trust"). As co-trustee, Mr. Kravis shares the authority to vote and dispose of the shares, but has no economic interest in the shares.

 (5) Represents shares issuable upon exercise of stock options. Does not include 120,000 shares held in an irrevocable trust created by Mr. MacDonnell for the benefit of his children (the "MacDonnell Trust") with respect to which Mr. MacDonnell disclaims any beneficial ownership.

 (6) Does not include 120,000 shares held by Mr. Roberts as a trustee of the MacDonnell Trust. As co-trustee, Mr. Roberts shares the authority to vote and to dispose of the shares, but has no economic interest in the shares. Does not include 800,000 shares held in the Roberts Trust with respect to which Mr. Roberts disclaims any beneficial ownership.

 (7) SSI Equity Associates is a Delaware limited partnership, the sole general partner of which is SSI Partners, L.P., a Delaware limited partnership. SSI Partners, in its capacity as general partner, may be deemed to own any shares beneficially owned by SSI Equity Associates. Messrs. Kravis, MacDonnell, Raether and Roberts, as general partners of SSI Partners, may be deemed to share beneficial ownership of any shares beneficially owned by SSI Partners, but disclaim any such beneficial ownership. Messrs. Kravis, MacDonnell and Roberts are members of Safeway's Board of Directors. Safeway is the sole limited partner of SSI Equity Associates. All of the warrants held by SSI Equity Associates are attributable to Safeway's limited partnership interests in SSI Equity Associates. Safeway intends to hold such warrants until they expire in November 2001 and not to exercise such warrants.

 (8) Includes shares issuable upon exercise of stock options as follows: Mr. Hazen, 162,500; Mr. Magowan, 350,000; Mr. Tauscher, 2,233.

 (9) Includes shares issuable upon exercise of stock options as follows: Mr. Burd, 3,982,262; Mr. Oder, 2,040,000; Mr. Weed, 250,000; Mr. Ross, 770,000;
     Ms. Renda, 304,500; Mr. Smith, 126,800; and all executive officers and directors as a group, 9,258,149. Does not include shares issuable upon exercise of stock options which are not vested and will not become vested within 60 days after March 16, 1999.

(10) Does not include 7,790 shares held by Mr. Oder as trustee of irrevocable trusts created by Mr. Burd for the benefit of his children. As trustee, Mr. Oder has the authority to vote and dispose of the shares, but has no economic interest in the shares.

(11) All information regarding FMR Corp. and its affiliates is based on information disclosed in the Schedule 13G, as amended, filed by FMR Corp., Edward C. Johnson 3d and Abigail Johnson on February 12, 1999 (the "FMR
     Schedule 13G"). According to the FMR Schedule 13G, (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 44,091,904 of such shares as a result of acting as investment adviser to various investment companies, (ii) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 3,893,900 of such shares as a result of its serving as investment manager of institutional account(s), (iii) Fidelity International Limited is the beneficial owner of 674,201 of such shares as a result of its providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, (iv) FMR Corp., Edward C. Johnson 3d and Abigail Johnson each has sole dispositive power over all of such shares and (v) FMR Corp. has sole voting power over 3,194,801 of such shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

     The Company's Board of Directors held four regular meetings and four special meetings in fiscal 1998. Each director, except Mr. Kravis, attended 75% or more of the total number of Board meetings and meetings of Board committees on which the director served during the time he served on the Board or committee. The Board of Directors has established the following standing committees: Audit Committee, Compensation and Stock Option Committee and Section 162(m) Committee. There is no standing Nominating Committee.

     Audit Committee: Paul Hazen, Chairman; William Y. Tauscher. As directed by the Board, the functions of the committee include recommending independent auditors to be employed by the Company; conferring with the independent auditors regarding their audit of the Company; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with the Company's internal auditors; reviewing with the independent and internal auditors the results of their examinations; and recommending changes in financial policies or procedures as suggested by the auditors. During fiscal 1998 the Audit Committee held three meetings.

     Compensation and Stock Option Committee: William Y. Tauscher, Chairman; James H. Greene, Jr., Paul Hazen and Robert I. MacDonnell. The functions of the committee are to review new or modified programs in the areas of executive salary and incentive compensation, deferred compensation and stock plans; to review direct and indirect compensation matters; and to review management's compensation actions for executive officers and other key personnel. During fiscal 1998 the Compensation and Stock Option Committee held two meetings.

     Section 162(m) Committee: William Y. Tauscher, Chairman; Paul Hazen. The functions of the committee are to approve grants of stock options to executive officers; establish performance goals with respect to performance-based compensation for executive officers; certify whether performance goals have been met before performance-based compensation is made to executive officers; and perform any other action required to be performed by a committee of "outside directors" (pursuant to Section 162(m) of the Internal Revenue Code of 1986), or by a committee of "non-employee directors" (pursuant to Rule 16b-3 under the Securities Exchange Act of 1934). During fiscal 1998 the Section 162(m) Committee did not hold any meetings.

     Director Compensation: Directors who are not employees of the Company or its subsidiaries were paid an annual fee of $40,000 in 1998. See "Compensation Committee Interlocks and Insider Participation" for a description of fees paid to KKR by the Company for management, consulting and financial services.

     The Outside Director Equity Purchase Plan (the "Director Plan") generally provides for the grant to "Outside Directors" (as defined in the Director Plan) of options to purchase shares of Common Stock of the Company and requires Outside Directors to purchase shares of Common Stock as a condition to membership on the Board. Pursuant to the Director Plan, each Outside Director is granted, on the later to occur of (a) December 14, 1990 (the date of adoption of the Director Plan by the Board), or (b) such Outside Director's appointment to the Board, an option to purchase the number of shares of Common Stock equal to $150,000 (increased by 10% on every other anniversary of the date the Director Plan was adopted by the Board) divided by the Purchase Price (defined as $2.40 for Outside Directors eligible to be granted options as of the date of adoption of the Director Plan by the Board, and 80% of the fair market value of a share of Common Stock on the date of grant for all other initial grants). The foregoing option grants are conditioned on the purchase by such Outside Director of shares of Common Stock as set forth in the Director Plan. Mr. Hazen has purchased 41,668 shares of Common Stock and, in connection with such purchase, Mr. Hazen delivered to Safeway a full recourse note in the amount of $99,900 which was to mature in 2001 and bore interest at 8.87% per annum. Mr. Hazen repaid this note in full in April 1998. Mr. Tauscher has purchased 4,467 shares of Common Stock and, in connection with such purchase, Mr. Tauscher delivered to Safeway a full recourse note in the amount of $133,070 which matures in 2008 and bears interest at 5.75% per annum. In addition, pursuant to the Director Plan, each Outside Director is granted, on the later to occur of (i) May 9, 1995 (the date of adoption of the First Amendment to the Director Plan by the Board) or
(ii) the date such Outside Director completes three continuous years of service as a member of the Board, an option to purchase an additional 100,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. The Director Plan will be replaced with the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the "1999 Equity Plan") effective upon the adoption by the Company's stockholders of the 1999 Equity Plan. For a description of the provisions regarding director compensation under the 1999 Equity Plan, see Proposal 2.

     Under the Deferred Compensation Plan for Safeway Directors, a non-employee director may elect to defer, until a specified calendar year or until retirement from the Board, all or any portion of the director's cash compensation. The director may elect to have such compensation credited to a cash credit account (which accrues interest at the prime rate) or a stock credit account (based on an equivalent number of shares of

Common Stock that could have been purchased with the deferred compensation). All distributions of a director's cash or stock credit account are made in cash.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Mr. Magowan resigned from his position as Chief Executive Officer of the Company effective April 30, 1993 and from his position as Chairman of the Board of the Company on May 12, 1998. He continues to serve as a director of the Company and commenced receiving an annual directors fee effective January 1, 1998. The Company employed Mr. Magowan at an annual salary of $737,500 until December 31, 1994, after which he received a monthly salary of $42,500 ($510,000 annually) until his retirement from the Company on April 30, 1997. Mr. Magowan will continue to receive insurance benefits and, upon his retirement, became entitled to receive retirement benefits in accordance with the terms of the Company's qualified retirement plan of $70,089 per year, and an additional $566,843 per year from the Company.

     See COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION for additional relationships and transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

     To the Company's knowledge, based solely on the Company's review of copies of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that for fiscal 1998 all filing requirements applicable to its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with, except that (a) for fiscal 1996, Peter Magowan filed one report late covering one transaction, and (b) for fiscal 1998, Mr. Magowan filed one report late covering one transaction, Lawrence Jackson filed two reports late, in each case covering one transaction, and Paul Raether filed one report late covering one transaction.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 for the Chief Executive Officer and the five most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1998.

                           SUMMARY COMPENSATION TABLE
                             (DOLLARS IN THOUSANDS)

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                      ANNUAL            AWARDS
                                                                   COMPENSATION      ------------
                                                                 ----------------     SECURITIES
                                                                 SALARY    BONUS      UNDERLYING
              NAME AND PRINCIPAL POSITION                YEAR    ($)(A)    ($)(B)     OPTIONS(#)
              ---------------------------                ----    ------    ------    ------------
Steven A. Burd.........................................  1998     750      1,125      1,200,000
  President and CEO                                      1997     687        631             --
                                                         1996     650        715             --
Kenneth W. Oder........................................  1998     500        600             --
  Executive Vice President                               1997     452        324        600,000
                                                         1996     425        425             --
Michael C. Ross........................................  1998     344        275             --
  Senior Vice President,                                 1997     320        191             --
  Secretary & General Counsel                            1996     300        240             --
David G. Weed..........................................  1998     271        298        100,000
  Executive Vice President and CFO                       1997     304        260             --
                                                         1996     212        286             --
Larree M. Renda........................................  1998     284        312             --
  Senior Vice President --                               1997     216        113        100,000
  Corporate Retail Operations                            1996     175        105             --
Gary D. Smith..........................................  1998     284        312             --
  Senior Vice President                                  1997     216        113        100,000
  and Director of Marketing                              1996     174        104             --

---------------
(a) 1997 salary amounts include an additional week because fiscal 1997 was a 53-week year.

(b) Represents the dollar value of cash and stock bonuses earned by the named individual during the fiscal year indicated.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Greene, Hazen and MacDonnell served as members of the Compensation and Stock Option Committee (the "Compensation Committee") of the Company's Board of Directors during fiscal 1998. Mr. Hazen served as a member of the Section 162(m) Committee during fiscal 1998. Sam Ginn served as Chairman of the Compensation Committee and the Section 162(m) Committee until his resignation from the Board on May 12, 1998, whereupon Mr. Tauscher was appointed Chairman of the Compensation Committee and the Section 162(m) Committee. Mr. Greene was a Vice President and Assistant Secretary of the Company from August 1986 to November 1986. No other member of the Compensation Committee or the Section 162(m) Committee is a current or former officer or employee of the Company or any of its subsidiaries.

     Safeway holds an 80% interest in Property Development Associates, a California general partnership formed in 1987 ("PDA"). The general partners of PDA are Pacific Resources Associates, L.P., a Delaware limited partnership ("PRA"), which is a company controlled by an affiliate of KKR, and Safeway. PDA was organized to purchase, manage and dispose of certain Safeway facilities which are no longer used in Safeway's retail grocery business. During 1998, PDA transferred one property to the Company to be used as part of an on-site store replacement, which property had a net book value of $750,000. PDA made a corresponding distribution in cash to PRA in order to permit PRA to maintain its proportionate ownership interest in PDA. No gains or losses were recognized on this transaction in the Company's financial statements. During 1998, Safeway paid PDA $1.9 million for reimbursement of expenses related to management and real estate services provided by PDA in connection with certain of Safeway's properties no longer used in the retail grocery business. At year-end 1998, PDA held 193 properties which were recorded at an aggregate net book value of $113 million. The accounts of PDA are consolidated with those of the Company, and a minority interest of $23.9 million is included in accrued claims and other liabilities in the Company's consolidated balance sheet at year-end 1998.

     During fiscal 1998, the Company paid approximately $288,000 in rent to Carmel Valley Partners with respect to a lease for one of the Company's retail grocery stores. Carmel Valley Partners is a general partnership 80% of which is owned by a subsidiary of Pacific Realty Associates, L.P., which is a partnership controlled by an affiliate of KKR. In addition, during fiscal 1998, the Company paid approximately $1,283,000 in rent and maintenance fees to PDA with respect to leases for 14 of the Company's retail grocery stores. The Company believes that the rates charged with respect to the foregoing leases were the same as or less than the rates that could be obtained from unrelated third parties.

     In 1998, KKR provided management, consulting and financial services to Safeway for an annual management fee. Such services included, but were not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of Safeway, as needed from time to time. For 1998, the Company paid KKR a management fee of $1.35 million and reimbursed expenses in the amount of approximately $10,800.

     In 1991, Mr. Hazen purchased 41,668 shares of Common Stock of the Company pursuant to the Director Plan. In connection with such purchase, Mr. Hazen delivered to the Company a full recourse note in the amount of $99,900 which was to mature in 2001 and bore interest at 8.87% per annum. Mr. Hazen repaid this note in full in April 1998. During 1998, the largest aggregate amount of indebtedness outstanding for Mr. Hazen was $99,900 (plus accrued interest).

     In 1998, Mr. Tauscher purchased 4,467 shares of Common Stock of the Company pursuant to the Director Plan. In connection with such purchase, Mr. Tauscher delivered to the Company a full recourse note in the amount of $133,070 which matures in 2008 and bears interest at 5.75% per annum. Mr. Tauscher remained indebted to the Company for such amount (plus accrued interest) as of March 16, 1999.

                                   * * * * *

     The following Report of the Compensation Committee and of the Section 162(m) Committee and the Stock Performance Graph are not to be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                     REPORT OF THE SECTION 162(M) COMMITTEE

     The Company's policies with respect to the compensation of executive officers, which policies are approved by the Compensation Committee, are (1) to base a significant portion (up to approximately 55%) of total yearly compensation of executive officers on the performance of the Company and the individual performances of the executive officers, (2) to award the Company performance-based portions of compensation only when overall Company performance reaches pre-established levels, and (3) to pay base salaries and, subject to approval by the Section 162(m) Committee, award stock options to executive officers based on a review of competitive compensation practices of various industry groups and comparable size companies, overall financial, strategic and operational Company performance, improvement in market value of the Company's stock and each individual executive officer's performance.

     The relationship of Company performance to the compensation of executive officers, including the Chief Executive Officer ("CEO"), is as follows.

     The Company undertakes an annual planning process which culminates in the adoption and approval of an operating plan for the Company. The operating plan includes a target level for Company operating performance for the following year. The specific elements of Company operating performance that are relevant to compensation determinations are sales, operating profit and working capital. No operating performance-based compensation is awarded to executive officers, including the CEO, unless an operating performance threshold based upon target level performance is met. The operating performance threshold can be met only if specific performance thresholds for sales and operating profit are met. The amount of operating performance-based compensation awardable is then increased or decreased depending on the extent to which the working capital threshold is or is not met. If the operating performance threshold is met, operating performance-based compensation of up to 120% of the CEO's base salary is awarded based upon the extent to which Company performance exceeds the threshold, and executive officers other than the CEO are eligible to receive operating performance-based compensation up to a maximum percentage of each such executive officer's base salary, which maximum percentage ranges from 48% to 120%. The amount of operating performance-based compensation awarded to such executive officers may be reduced by the CEO and is based on individual, participant-specific performance factors, and the amount of a particular individual's award cannot exceed the maximum percentage for such individual. The foregoing ranges of percentages of base salary payable to the CEO and other executive officers were established based on a review of competitive compensation levels with a view to allowing for higher than average incentive compensation to supplement lower than average base compensation.

     Operating performance-based compensation may, at the option of the executive, be paid in cash, in stock, or in a combination of cash and stock. Based on actual operating results in 1998, Company performance exceeded the threshold of operating performance and, accordingly, operating performance-based compensation was awarded to the CEO and other executive officers.

     In addition to operating performance-based compensation, the most senior executive officers who are responsible for making capital investment decisions, including the CEO, are also eligible for capital performance-based compensation, payment of which is contingent on new capital investments of the Company achieving targeted rates of return established at the outset of each new capital investment project. Capital performance is measured for the first and third years following completion of a particular project. With respect to each such year, if the capital performance threshold is met, compensation of up to 15% (for a total of up to 30%) of the executive officer's base salary is awarded based upon the extent to which capital performance exceeded the threshold. The foregoing percentage was established at a level intended to emphasize the importance of capital spending to the Company's business. Based on the results of the measured projects, all of which exceeded the pre-established targeted rates of return, the CEO and certain other executive officers earned a capital performance-based bonus in 1998 with respect to measured first and third year projects.

     Base salaries are evaluated annually for all executive officers, including the CEO. Base salaries for executive officers, including the CEO, are based in part on overall financial, strategic and operational Company performance, improvement in market value of the Company's stock, individual performance and competitive salary levels. Of these factors, the most significance is accorded to overall Company performance and improvement in market value of the Company's stock, followed by individual performance and competitive salary levels. The determination of whether to make certain one-time payments, such as signing bonuses, including the amount of any such payments, is evaluated on a case-by-case basis. Competitive compensation practices are reviewed by position and various industry groups, and this competitive data is used to determine appropriate ranges of base salary levels and annual increases to attract and retain qualified executives. The companies surveyed for this purpose include grocery companies and non-grocery companies. The non-grocery companies were selected because they were considered to be the significant competitors with respect to executive officer positions. All grocery companies whose executive pay practices were surveyed for this purpose are included in the peer group identified in footnote (a) to the Stock Performance Graph set forth elsewhere in this proxy statement, except for those companies whose common stock was not publicly traded for the period covered by the Stock Performance Graph. The Company's executive salary levels, including with respect to the CEO, generally are at the median of or lower than the executive compensation levels of the companies surveyed.

     Stock option grants are considered periodically by the Section 162(m) Committee for all executive officers, including the CEO. A primary consideration in granting stock options is to encourage members of management to hold significant equity ownership in the Company. The aggregated option exercise table shows stock options owned by the individuals named in the Summary Compensation Table. The amounts of stock options granted in any given year, including those granted to executive officers, are derived based upon the same factors, and with the same relative significance, as are set forth in the preceding paragraph with respect to establishment of base salary levels, although less weight is accorded to competitive compensation levels because of the difficulty in making a meaningful comparison with respect to stock options. During 1998, options to purchase 1,200,000 shares of Common Stock were granted to the CEO based on the above factors, with significant weight given to the improvement in market value since the last stock option grant to the CEO, overall Company performance and individual performance. All stock option grants to executive officers are subject to approval by the Section 162(m) Committee.

     The Compensation Committee and the Section 162(m) Committee believe that the executive compensation policies and programs described above serve the interests of all stockholders and the Company and substantially link compensation of the Company's executive officers with the Company's performance.

     During 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify all compensation paid to its top executives, in a manner consistent with the Company's compensation policies, for deductibility under the 1993 law in order to maximize the Company's income tax deductions. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction, if in light of all applicable circumstances it would be in the best interests of the Company for such compensation to be paid.

Compensation and Stock Option Committee:  Section 162(m)
William Y. Tauscher                       Committee:
James H. Greene, Jr.                      William Y. Tauscher
Paul Hazen                                Paul Hazen
Robert I. MacDonnell

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock to that of the S&P 500 and a group of peer companies in the retail grocery industry.

                                                         SAFEWAY                     S&P 500                  PEER GROUP(A)
                                                         -------                     -------                  -------------
'12/31/93'                                                100.00                     100.00                      100.00
'12/30/94'                                                150.00                      98.00                      107.73
'12/29/95'                                                242.35                     132.00                       34.53
'12/31/96'                                                402.35                     159.00                      177.49
'12/31/97'                                                595.29                     208.00                      232.39
'12/31/98'                                               1147.06                     264.00                      355.48

---------------
(a) The peer group companies are: The Kroger Co., American Stores Company, Safeway Inc., The Great Atlantic & Pacific Tea Company, Inc., Winn-Dixie Stores, Inc., Albertson's Inc., Food Lion, Inc., Fred Meyer, Inc. and Hannaford Bros. Co. The peer group does not include Giant Food Inc. or The Penn Traffic Company, each of which had been included in the 1997 peer group, because Giant Food Inc. was acquired by Royal Ahold N.V. in October 1998, and the Penn Traffic Company's common stock was delisted from the New York Stock Exchange in November 1998.

                       OPTION GRANTS IN 1998 FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to each of the individuals identified in the Summary Compensation Table.

                                                                                                    POTENTIAL
                                                    INDIVIDUAL GRANTS                               REALIZABLE
                                ----------------------------------------------------------       VALUE AT ASSUMED
                                  NUMBER                                                           ANNUAL RATES
                                    OF          % OF TOTAL                                        OF STOCK PRICE
                                SECURITIES       OPTIONS                                           APPRECIATION
                                UNDERLYING      GRANTED TO                                      FOR OPTION TERM(B)
                                 OPTIONS        EMPLOYEES      EXERCISE PRICE   EXPIRATION   ------------------------
             NAME               GRANTED(#)    IN FISCAL 1998     ($/SHARE)         DATE        5%($)         10%($)
             ----               ----------    --------------   --------------   ----------   ----------    ----------
Steven A. Burd................  1,200,000(a)      24.12             41.25        6/29/08     31,130,284    78,890,252
Kenneth W. Oder...............         --            --
Michael C. Ross...............         --            --
David G. Weed.................    100,000(a)       2.01           36.6875        5/22/08      2,307,257     5,847,043
Larree M. Renda...............         --            --
Gary D. Smith.................         --            --

---------------
(a) Options granted under the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees. Options vest at a rate of 15% per year beginning with the anniversary of the date of grant through the sixth anniversary of the date of grant, with the remaining 10% becoming exercisable on the seventh anniversary of the date of the grant. Upon the occurrence of a Change of Control of the Company, options shall become exercisable as to all shares covered thereby, notwithstanding that such options may not have fully vested at such time. A "Change of Control of the Company" is deemed to have occurred (pursuant to the provisions of the individual stock option agreement) generally when: (i) any person (other than an employee benefit plan of the Company) becomes the beneficial owner of 50% or more of the Company's then-outstanding voting securities; or (ii) as a result of a tender offer or exchange offer for Company securities, or as a result of a proxy contest, merger, consolidation or sale of assets, individuals who at the beginning of any two-year period constitute the Board, plus new directors whose election was approved by a vote of at least 2/3 of the continuing board members (the "Continuing Board Members"), cease to constitute a majority of the Board; or (iii) the Company's security holders approve (A) a merger or consolidation of the Company with any other corporation, other than that which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 80% of the surviving corporation's then outstanding voting securities, or (B) a plan of complete liquidation of the Company or a sale of all or substantially all of the Company's assets. Notwithstanding the foregoing definition, none of the foregoing events shall constitute a Change of Control of the Company if (x) immediately after the occurrence of the event, SSI Associates, L.P., KKR Partners II, L.P. or any other affiliated entity is the beneficial owner of 30% or more of the Company's then-outstanding voting securities or (y) prior to the occurrence of the event, the Continuing Board Members unanimously approve the event.

(b) The assumed annual rates of appreciation in the table are shown for illustrative purposes only pursuant to applicable SEC requirements. Actual values realized on stock options are dependent on actual future performance of the Company's stock, among other factors. Accordingly, the amounts shown may not necessarily be realized.

                    AGGREGATED OPTION EXERCISES DURING 1998
               FISCAL YEAR AND 1998 FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning exercise of stock options during fiscal 1998 by each of the individuals identified in the Summary Compensation Table and the value of unexercised options at the end of fiscal 1998.

                                                              NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING        VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                               AT 1998               AT 1998
                                 SHARES        VALUE         YEAR-END(#)          YEAR-END($)(B)
                               ACQUIRED ON   REALIZED       EXERCISABLE/           EXERCISABLE/
            NAME               EXERCISE(#)    ($)(A)        UNEXERCISABLE         UNEXERCISABLE
            ----               -----------   ---------   -------------------   --------------------
Steven A. Burd...............         --            --       3,682,262/            209,234,909/
                                                              2,000,000              67,125,000
Kenneth W. Oder..............    200,000     7,093,760       1,890,000/            105,170,625/
                                                                910,000              37,591,875
Michael C. Ross..............    100,000     4,112,500         620,000/             35,336,250/
                                                                280,000              15,882,500
David G. Weed................     50,000     1,590,956         190,000/             10,536,875/
                                                                280,000              12,546,250
Larree M. Renda..............     94,000     2,817,498         279,000/             14,907,279/
                                                                233,000              10,990,152
Gary D. Smith................    106,000     3,890,875         155,800/              8,666,087/
                                                                 86,200               3,005,277

---------------
(a) Value realized is (i) the fair market value of the stock at the date of exercise less the exercise price of the options exercised multiplied by (ii) the number of shares represented by such options.

(b) Potential unrealized value is (i) the fair market value at fiscal 1998 year-end ($60.9375 per share) less the exercise price of "in-the-money," unexercised options multiplied by (ii) the number of shares represented by such options.

PENSION PLANS

     Pension benefits are paid to executive officers under the Employee Retirement Plan, a qualified defined benefit pension plan, and the Retirement Restoration Plan. The Retirement Restoration Plan, which became effective on January 1, 1994, provides benefits to certain employees, including the individuals named in the Summary Compensation Table, that cannot be paid under the qualified Retirement Plan due to Internal Revenue Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid.

     The Employee Retirement Plan and the Retirement Restoration Plan (collectively, the "Retirement Plans") provide benefits under a formula based in part on years of service, age at retirement date, and the employee's highest 60-month average compensation out of the 120 consecutive months preceding retirement. Unreduced benefits under the formula are payable as early as age 62, and reduced early retirement benefits are available at ages 55 through 61.

     The following table illustrates the total estimated annual benefits payable as of January 2, 1999 from the Retirement Plans to persons in specified remuneration and years of credited service classifications. The benefits shown in the table are based on the Retirement Plans' final average earnings benefit formula, retirement at age 65, and payment in the form of a single life annuity.

                               PENSION PLAN TABLE

        ANNUAL FINAL                   YEARS OF CREDITED SERVICE UNDER PLANS
      AVERAGE EARNINGS        --------------------------------------------------------
       USED FOR PLANS            15          20          25          30          35
----------------------------  --------    --------    --------    --------    --------
$100,000....................  $ 19,410    $ 25,880    $ 32,350    $ 38,820    $ 45,290
200,000.....................    41,160      54,880      68,600      82,320      96,040
300,000.....................    62,910      83,880     104,850     125,820     146,790
400,000.....................    84,660     112,880     141,100     169,320     197,540
500,000.....................   106,410     141,880     177,350     212,820     248,290
600,000.....................   128,160     170,880     213,600     256,320     299,040
800,000.....................   171,660     228,880     286,100     343,320     400,540
1,000,000...................   215,160     286,880     358,600     430,320     502,040
1,500,000...................   323,910     431,880     539,850     647,820     755,790

     Remuneration under the final average earnings formula illustrated in the foregoing table includes pay earned from full-time employment, contingent pay and pay for part-time employment, but excludes stock options and any special pay made solely in the discretion of the employer. Remuneration under this final average earnings formula for the individuals named in the Summary Compensation Table generally corresponds with the aggregate of the earned salary, plus bonuses and long-term compensation for each such person. Credited years of service as of January 2, 1999 under the final average earnings formula for the individuals named in the Summary Compensation Table were: S. A. Burd, five; K.
W. Oder, six; M.C. Ross, five; D.G. Weed, four; L.M. Renda, 15; and G.D. Smith, 30.

     In addition to benefits provided under the final average earnings benefit formula, the Retirement Plans provide retirement benefits under an account balance feature. The normal form of benefit under this feature is a life annuity commencing at age 65, and early retirement benefits are available at ages 55 and greater. The annual account balance benefit at age 65 is equal to 12% of an employee's accumulated account balance. Additions to an employee's account balance are based on the employee's salary, exclusive of bonuses and other contingent or special pay, and interest in accordance with an interest index. Estimated annual retirement benefits under the account balance feature for the individuals named in the Summary Compensation Table are shown below, and assume a 6% annual interest index factor and no increases in salary.

                                                            YEAR      ESTIMATED
                                                          REACHING     ANNUAL
                          NAME                             AGE 65      BENEFIT
                          ----                            --------    ---------
S. A. Burd..............................................    2014      $180,463
K. W. Oder..............................................    2012       100,526
M. C. Ross..............................................    2013        73,031
D. G. Weed..............................................    2016        79,641
L. M. Renda.............................................    2023       140,799
G. D. Smith.............................................    2008        50,495

                                   PROPOSAL 2

                       APPROVAL OF PROPOSAL TO ADOPT THE
              1999 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
                                OF SAFEWAY INC.

     At the Annual Meeting, stockholders are being asked to approve the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the "1999 Equity Plan"), as adopted by the Board of Directors as of March 15, 1999. The 1999 Equity Plan will be effective upon approval by the stockholders of the Company. The 1999 Equity Plan amends and restates, on a consolidated basis, the Company's 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc., the Director Plan and the Stock Option Plan for Consultants of Safeway Inc. (collectively, the "Prior Equity Plans"), all of which were previously approved by the Company's stockholders.

     The principal features of the 1999 Equity Plan are summarized below, but the summary is qualified in its entirety by reference to the 1999 Equity Plan. Copies of the 1999 Equity Plan will be available at the Annual Meeting and may also be obtained by making written request of the Company's Secretary.

GENERAL NATURE AND PURPOSE

     The principal purpose of the 1999 Equity Plan is to provide incentives for employees, non-employee directors and consultants to further the growth, development and financial success of the Company and to enable the Company to obtain and retain the services of employees, non-employee directors and consultants considered essential to the long-range success of the Company. Safeway's equity incentive program is offered to approximately 10,000 employees throughout the Company. Management believes that granting equity incentives to more line managers rewards performance while also enabling Safeway to continue to recruit and develop top quality employees. Safeway considers broad employee ownership of its shares a key to its long-term success and believes that its equity incentive program is the most inclusive in the industry.

     Under the 1999 Equity Plan, a maximum of 24 million shares of Common Stock (or equivalent in other equity securities) is authorized for issuance upon exercise or granting of options, stock appreciation rights ("SARs"), restricted stock and other awards (collectively, "Awards"), and no more than 1.2 million shares of restricted stock may be awarded under the 1999 Equity Plan in any fiscal year. As of the end of fiscal 1998, the total number of shares available for issuance under the Prior Equity Plans was approximately 18.4 million. Accordingly, the incremental amount of shares being authorized for issuance under the 1999 Equity Plan is approximately 5.6 million.

ADMINISTRATION

     A committee of the Board that consists solely of two or more members of the Board, each of whom is both a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and an "outside director" for the purposes of Section 162(m) of the Code (the "Committee"), will administer the 1999 Equity Plan with respect to Awards to employees or consultants of the Company, and the full Board will administer the 1999 Equity Plan with respect to options granted to non-employee directors.

     Subject to the terms and conditions of the 1999 Equity Plan, the Committee has the authority to select the employees and consultants, if any, to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1999 Equity Plan. The Board or the Committee may at any time suspend or terminate the Plan subject to rights under Awards previously granted, and may amend or modify the Plan except that stockholder approval is generally required to increase the maximum number of shares subject to Awards which may be granted to any employee or consultant in any given year under the 1999 Equity Plan and for certain other matters.

ELIGIBILITY

     Awards under the 1999 Equity Plan may be granted to individuals who are employees or consultants of the Company (or any current or future subsidiaries) selected by the Committee for participation in the 1999 Equity Plan. In addition, the 1999 Equity Plan provides for automatic grants of non-qualified stock options to non-employee directors.

GRANTS TO NON-EMPLOYEE DIRECTORS

     Upon effectiveness of the 1999 Equity Plan, it is expected that eight directors will be eligible to participate in the 1999 Equity Plan. The 1999 Equity Plan provides for (i) automatic grants of non-qualified stock options to purchase a set number of shares of Common Stock (A) to each non-employee director serving as of the effective date of the 1999 Equity Plan (other than a non-employee director who received any grant of options pursuant to the Director
Plan) on the date of the annual meeting of stockholders coinciding with the effective date of the 1999 Equity Plan and (B) to each non-employee director initially elected or appointed to the Board of Directors on or after the effective date of the 1999 Equity Plan on the date of such person's election or appointment (in each case, "Election Options"), and (ii) automatic grants of non-qualified stock options to purchase 2,000 shares of Common Stock to each non-employee director as of the date of each subsequent annual meeting of stockholders ("Annual Options"). The grant of Election Options is subject to the non-employee director's purchase of a set number of shares (to the extent such non-employee director does not then beneficially own or is not then deemed to beneficially own such number of shares) at a purchase price of 80% of the fair market value of a share of Common Stock on the date of purchase. In addition, the 1999 Equity Plan provides that any non-employee director who received an initial grant of stock options under the Director Plan, but had not yet received a grant of stock options after three continuous years of service as provided under the Director Plan, will be granted non-qualified stock options to purchase 100,000 shares after serving on the Board for three continuous years. Each grant to a non-employee director shall be set forth in a written agreement between the Company and the non-employee director indicating the terms and conditions of the option. The exercise price of Election Options shall be 80% of the fair market value of a share of Common Stock on the date of grant, and the exercise price of all other options granted to non-employee directors shall be no less than the fair market value of a share of Common Stock on the date of grant. Each option shall become exercisable in cumulative annual installments of one-third each on each of the first three anniversaries of the date of the grant so long as the non-employee director continues to serve as a director of the Company; provided, however, to the extent permitted by Rule 16b-3, the Board of Directors may accelerate the exercisability of options upon the occurrence of certain specified extraordinary corporate transactions or events. No portion of an option granted to any non-employee director shall be exercisable after the tenth anniversary of the date of grant or more than three months after the termination of the non-employee director's services as director of the Company; provided, however, that in the event of the non-employee director's death or disability, the option may be exercised until the earlier of 12 months following such death or disability of the tenth anniversary of the date of grant.

AWARDS TO EMPLOYEES AND CONSULTANTS

     The 1999 Equity Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, and other stock related benefits, or any combination thereof to any eligible employee or consultant. Each such Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

     The 1999 Equity Plan provides that (a) Awards covering not more than 2,000,000 shares may be granted to any executive officer of the Company in any year or to any employee (other than an executive officer) in the year of his or her hiring, and options covering not more than 800,000 shares may be granted to any employee (other than an executive officer) in any subsequent year and (b) awards covering not more than 1,600,000 shares may be granted to any consultant in any year after their date of hire (collectively the "Award Limits"). These Award Limits are the same (taking into account subsequent stock splits) as were approved by the stockholders with respect to the Prior Equity Plans.

     Non-Qualified Stock Options ("NQSOs") will provide for the right to purchase Common Stock at a specified price which may not be less than the fair market value of a share of Common Stock on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued employment with the Company. NQSOs may be granted for any term specified by the Committee up to a maximum term of ten years.

     Incentive Stock Options ("ISOs") will be designed to comply with certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the Optionee's termination of employment, and must be exercised within ten years after the date of grant. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1999 Equity Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant.

     Restricted Stock may be awarded and made subject to such restrictions as may be determined by the Committee. Stock bonuses awarded under the Operating Performance Bonus Plan for Executive Officers of Safeway Inc. and under any other operating performance bonus plan for employees shall be awarded as restricted stock under the 1999 Equity Plan. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until the restrictions (if any) are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will receive any dividends paid with respect to such stock prior to the time when the restrictions lapse.

     Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     Stock Appreciation Rights may be granted in connection with stock options or separately. SARs granted by the Committee in connection with stock options will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option. Except as required by Section 162(m) of the Code, there are no restrictions specified in the 1999 Equity Plan on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

     Dividend Equivalents represent the value of any dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant. This value is converted into additional shares of Common Stock. Dividend equivalents may be awarded to non-employee directors as well as employees and consultants.

     Stock Payments may be authorized by the Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement or otherwise in lieu of or in addition to all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee or consultant.

     Exercisability of Options. Options granted under the 1999 Equity Plan will be exercisable in installments in such amounts (which may be cumulative) as the Committee shall provide in the terms of each stock option agreement; provided, however, that options must vest over a minimum of three years from the date of grant. The exercisability of options may be accelerated in the event of a Change of Control of the Company (as defined in the individual stock option agreement). Subject to the following, the expiration date, maximum number of shares purchasable, conditions to exercise and other provisions of individual stock option agreements are established by the Committee at the time of grant. Option terms may not exceed ten years. No portion of an option which is unexercisable upon the termination of employment or consultancy for any reason may thereafter become exercisable. Generally, options which are exercisable upon termination of an optionee's employment or consultancy with the Company or its subsidiaries expire three months following such termination. However, options may be exercised up until the expiration date of the full term of the options after termination of employment due to an optionee's death, disability or retirement at age 55 or older in accordance with the Company's retirement policies (unless earlier terminated by reason of the optionee's willful misconduct), if permitted by the Company either in granting new options or amending previously granted options.

GENERAL

     Method of Exercise. To exercise an option, the optionee must deliver to the Company a notice of exercise and full payment for the shares. The option price may be paid in cash, or, with the Committee's consent, by tendering shares of the Company's Common Stock already issued or issuable upon exercise of the option or by any other form of payment which is approved by the administrator and is consistent with the 1999 Equity Plan or applicable law, or by any combination of the above. The administrator may in its discretion permit an optionee to elect to defer receipt of shares otherwise issuable pursuant to the exercise of an option, upon such terms and conditions as the administrator may determine.

     Non-Transferability. Options may be transferred only by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by the participant. However, the administrator may in its discretion permit transfers by gift to a member of the holder's immediate family or related entities or pursuant to certain domestic relations orders.

     Adjustments Upon Change in Capitalization. If the outstanding shares of Common Stock of the Company subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or otherwise, the administrator will make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, will be exercisable, to the end that after such event the optionee's proportionate interests will be maintained as before the occurrence of such event, and the administrator shall make appropriate adjustments in the number and kind of shares for the purchase of which options may be granted and in the number and kind of shares subject to Awards which may be awarded, including adjustments of the limitations on the maximum number and kind of shares which may be issued on exercise of options and of the Award Limits.

DESCRIPTION OF THE CANADIAN STOCK OPTION PROGRAM

     In order to benefit from certain provisions of Canadian federal income tax law, options granted to Canadian employees will be granted pursuant to both the 1999 Equity Plan and the Share Appreciation Rights Plan of Canada Safeway Limited (the "SAR Plan"). Although the method of grant of options to Canadian employees differs from grants to U.S. employees, options granted to Canadian employees are intended to have the same economic value to the recipients as options granted to U.S. employees. The terms of the SAR Plan are generally the same as those of the 1999 Equity Plan and are designed to operate in conjunction with the 1999 Equity Plan. Grants of options under the Canadian program work as follows: each Canadian employee selected to receive an option will be granted pursuant to a single agreement (i) a right (issued pursuant to the 1999 Equity
Plan) to purchase shares of Common Stock of the Company at the fair market value on the date of purchase (a "Stock Right"), and (ii) an undertaking (issued pursuant to the SAR Plan) by Canada Safeway Limited ("CSL") pursuant to which CSL will pay on the participant's behalf that portion of the fair market value of the Common Stock on the date of purchase which exceeds the fair market value of a share of Common Stock on the date of grant of the aforementioned stock purchase right (a "Canadian SAR", and, together with a Stock Right, an "Option"). Accordingly, when a Canadian employee exercises an Option, to receive shares of Common Stock he or she pays the same amount per share as U.S. employees, which is generally the fair market value on the date of grant of the Option. Generally, Canadian SARs which are exercisable upon a termination of the participating employee's employment with the Company or any of its subsidiaries expire three months following such termination. However, Canadian SARs may be exercised up until the expiration of the term of the Canadian SARs (which is the same as the expiration of the term of the related Stock Right) after termination of employment due to the participating employee's death, disability or retirement at age 55 or older in accordance with the Company's retirement policies, unless earlier terminated by reason of the optionee's willful misconduct, if permitted by the Company.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The 1999 Equity Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The following discussion is a general summary of the material U.S. Federal income tax consequences that are generally applicable to U.S. participants in the 1999 Equity Plan. The discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. A discussion of the income tax consequences to Canadian employees under Canadian law follows.

     Non-Qualified Stock Options. The grant of a non-qualified stock option is generally not a taxable event either for the optionee or for the Company. Upon exercise of a non-qualified stock option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired upon exercise, determined at the date of exercise, over the exercise price of such option. Subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to such amount in the fiscal year of the Company in which the optionee exercises the non-qualified stock option. The ordinary income recognized by the optionee is subject to income and employment tax withholding. The optionee's tax basis in the shares acquired pursuant to the exercise of a non-qualified stock option will be equal to the option price paid plus the amount of ordinary income recognized upon exercise. Any gain or loss on a disposition of the Common Stock acquired upon the exercise of a non-qualified stock option will be treated as short-term or long-term capital gain or loss, subject to income taxation at short-term, mid-term or long-term capital gains rates depending on the holding period of the optionee measured from the date of the exercise of such option. There are generally no federal income tax consequences to the Company by reason of the disposition by an optionee of Common Stock acquired upon the exercise of a non-qualified stock option. If an optionee elects to defer receipt of shares upon exercise (provided the administrator has permitted such election), the optionee will recognize ordinary income and the Company will be entitled to a business expense deduction when the shares are received, in each case based on the fair market value of the shares issued, determined at the date the shares are received.

     If an optionee delivers previously acquired shares of Common Stock of the Company to pay the option price upon exercise of a non-qualified option, the shares of Common Stock so acquired that are equal in fair market value to the shares surrendered, measured at the date of exercise, generally will qualify for nonrecognition of gain. The tax basis of such shares will be equal to the optionee's basis in the shares surrendered, and the holding period for purposes of determining capital gain or loss treatment with respect to subsequent appreciation or depreciation will be measured to include the optionee's holding period with respect to the surrendered shares. Shares of Common Stock of the Company so acquired that exceed the fair market value of the shares surrendered will be taxable as ordinary income to the optionee. The Company will be subject to a withholding obligation for income and employment taxes with respect to the amount of ordinary income recognized by the optionee and will be entitled to a deduction equal to the amount of such ordinary income. The optionee's tax basis in such shares will be equal to the amount of ordinary income so recognized, and the holding period for subsequent capital gain (or loss) will be measured from the exercise date.

     Incentive Stock Options. Generally, an optionee recognizes no taxable income upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the amount by which the fair market value of the Common Stock acquired at the time of exercise exceeds the option exercise price (the "spread") is taken into account in determining the amount, if any, of the alternative minimum tax due from the optionee in the year in which the option is exercised. In addition, if the optionee exercises the option by paying the option price with shares of Common Stock, the transfer of such Common Stock may result in taxable income to the optionee even though the transfer itself will not affect the favorable tax treatment of the Common Stock received as a result of exercising the option.

     If an optionee holds the Common Stock acquired through the exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year from the date on which the option was exercised, and if the optionee is an employee of the Company at all times from the date of the grant of the incentive stock option through the date that is three months before the date of exercise, any gain or loss on the subsequent disposition of such Common Stock will be taxed to such optionee as long-term capital gain or loss equal to the difference between the consideration received upon such disposition and the option exercise price.

     Generally, if an optionee disposes of the Common Stock received on exercise of an incentive stock option less than two years after the date the option was granted or less than one year after the date the option was exercised, it is considered to be a "disqualifying disposition." At the time of such disqualifying disposition, the optionee will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the option exercise price, or (ii) the amount received for the Common Stock over the option exercise price. Any gain in excess of this amount will be taxed as capital gain.

     To the extent that an optionee recognizes ordinary income by reason of a disqualifying disposition of Common Stock acquired upon the exercise of any incentive stock option, the Company generally will be entitled to a corresponding business expense deduction in the fiscal year of the Company in which the disqualifying disposition occurs, subject to Section 162(m) of the Code.

     Restricted Stock. A holder of restricted stock generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock (determined without regard to any restrictions other than those that by their terms never lapse) over the amount, if any, paid for the Common Stock on the earlier of the date on which (i) the Common Stock is no longer subject to a substantial risk of forfeiture or (ii) is transferable (without the transferee being subject to a substantial risk of forfeiture). If, as of such date, the holder cannot sell the Common Stock without incurring liability under
Section 16(b) of the Exchange Act, the holder generally will not recognize ordinary income with respect to the receipt of the Common Stock until such time as the holder can sell the Common Stock without incurring liability under
Section 16(b) of the Exchange Act. For purposes of determining the holder's income resulting from the receipt of the Common Stock, the fair market value will be determined as of that date.

     In the alternative, if the holder files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days of the receipt of the Common Stock pursuant to an award of restricted stock, the holder will be taxed in the year the Common Stock is received on the difference between the fair market value of the Common Stock at the time of receipt and the amount paid for the Common Stock, if any. This amount will be taxed as ordinary income. If shares with respect to which a Section 83(b) election has been made are later forfeited, the holder generally will be entitled to a capital loss only in an amount equal to the amount, if any, that the holder had paid for the forfeited shares, not the amount that the holder had recognized as income as a result of the Section 83(b) election. Subject to Section 162(m) of the Code, the Company is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder in the fiscal year of the Company in which such ordinary income is recognized by the holder.

     Stock Appreciation Rights. Generally, the holder of a stock appreciation right recognizes no income upon the grant of a stock appreciation right. Upon exercise, the holder will recognize as ordinary income the excess of the value of the stock appreciation right on the date of exercise over the value as of the date of grant. If the stock appreciation right is paid in cash, the appreciation is taxable under Section 61 of the Code. If the Committee determines to transfer shares of Common Stock to the holder in full or partial payment of the appreciation, the fair market value of the Common Stock so received over the amount paid therefor by the holder, if any, is taxable as ordinary income under
Section 83 of the Code as of the date the stock appreciation right is exercised. Subject to Section 162(m) of the Code, the Company is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder in the fiscal year of the Company in which the stock appreciation right is exercised.

     Dividend Equivalents, Deferred Stock and Stock Payments. In general, recipients of dividend equivalents, deferred stock and stock payments are taxable under Section 83 of the Code upon their receipt of Common Stock or under
Section 61 of the Code upon their receipt of cash, as applicable. Subject to
Section 162(m) of the Code, the Company is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the recipient of the award.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material Canadian federal income tax consequences to Canadian resident participants in the 1999 Equity Plan and the SAR Plan. The discussion is based upon the Income Tax Act (Canada), the Income Tax Regulations, the published administrative policies of Revenue Canada, and the Company's understanding of the administrative practice of Revenue Canada, all of which are subject to change. The summary does not discuss all aspects of Canadian federal income tax that may be relevant to a particular participant in light of such participant's personal investment circumstances, nor does it address provincial income tax consequences.

     The 1999 Equity Plan and the SAR Plan will effectively be treated for Canadian federal income tax purposes together as a single stock option plan, pursuant to which the employees are granted rights to acquire shares of Common Stock at a price equal to the fair market value of the shares on the date of purchase. In the taxation year in which the employee exercises options to acquire Common Stock, the amount paid in connection with such exercise by CSL pursuant to the SAR Plan will be required to be included in computing the employee's income from employment. Provided the Common Stock qualifies as a share prescribed by Section 6204 of the Income Tax Regulations, the employee will be entitled to deduct one-quarter of this amount in computing his or her taxable income. As in the case of stock option plans, CSL will not be entitled to deduct, in computing its income for tax purposes, amounts paid pursuant to the SAR Plan.

BOARD RECOMMENDATION

     The Board unanimously recommends a vote FOR approval of the adoption of the 1999 Equity Plan. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting is necessary to approve the adoption of the 1999 Equity Plan. Unless otherwise instructed, proxies will be voted FOR approval of the adoption of the 1999 Equity Plan.

                                   PROPOSAL 3

                 REAPPROVAL OF THE OPERATING PERFORMANCE BONUS
                          PLAN FOR EXECUTIVE OFFICERS

     At the Annual Meeting, stockholders are being asked to reapprove the Operating Performance Bonus Plan for Executive Officers of Safeway Inc., as amended (the "Bonus Plan"). The original Bonus Plan was approved by the stockholders in May 1994. The Second and Third Amendments were approved by the Board of Directors in October 1997 and March 1998, respectively, and by the stockholders in May 1998. Section 162(m) of the Code requires that certain executive compensation plans be reapproved by the stockholders after five years in order to continue qualification of compensation awarded under such plans as performance-based compensation pursuant to Section 162(m) of the Code. Accordingly, the Board is seeking stockholder reapproval of the Bonus Plan in order for all bonuses paid thereunder to continue to satisfy the requirements for qualified performance-based compensation under the Internal Revenue Service's regulations under Section 162(m) of the Code and, accordingly, be eligible for deductibility by the Company.

DESCRIPTION OF THE BONUS PLAN

     There are currently 14 executive officers eligible to participate in the Bonus Plan. The following information includes summaries of certain provisions of the Bonus Plan. This information does not purport to be complete and is qualified in its entirety by reference to the provisions of the Bonus Plan. Copies of the Bonus Plan will be available at the Annual Meeting and may also be obtained by making written request of the Company's Secretary.

  Bonus Awards to CEO.

     Eligibility. The CEO is eligible for a bonus award for each fiscal year in an amount not to exceed 120% of the amount determined by multiplying his regular weekly base salary rate by the number of weeks during such year that he served as CEO, up to a maximum bonus of $1.5 million.

     Business Criteria. The CEO's bonus is based on a preestablished performance target which shall include three components which shall be based on (i) identical store sales, (ii) income and (iii) working capital, respectively. For purposes of such goal, planned identical store sales and income shall include all Company operations.

     Bonus Amount. The bonus award for the CEO is based on the achievement of specified levels above the performance target. Prior to the payment of a bonus award to the CEO, the Section 162(m) Committee must certify in writing the level of the performance goals attained by the Company.

  Bonus Awards to Executive Officers.

     Eligibility. Each executive officer of the Company (including the Senior Vice President -- Supply but excluding the CEO) is eligible for a bonus award for each fiscal year in an amount equal to a preestablished percentage, determined in the discretion of the CEO but ranging from 30% to 120%, of the amount determined by multiplying his or her regular weekly base salary rate by the number of weeks during such year that he or she served as an executive officer, up to a maximum bonus of $1.5 million.

     Business Criteria. Each executive officer's bonus is based on a preestablished performance target which shall include three components which shall be based on (i) identical store sales, (ii) income and (iii) working capital, respectively. For purposes of such goal, planned identical store sales and income shall include all Company operations.

     Bonus Amount. The bonus award for any executive officer is based on the achievement of specified levels above the performance target; provided, however, that the CEO, in his discretion, may reduce the amount payable to any executive officer. Prior to the payment of a bonus award to an executive officer, the
Section 162(m) Committee must certify in writing the level of the performance goals attained by the Company.

  Additional Bonus Award to Senior Vice President -- Supply.

     Eligibility. The Senior Vice President -- Supply is eligible for a bonus award for each fiscal year in an amount not to exceed 55% of the amount determined by multiplying his regular weekly base salary rate by the number of weeks during such year that he served as Senior Vice President -- Supply, up to a maximum bonus of $550,000.

     Business Criteria. The Senior Vice President -- Supply's bonus is based on a preestablished performance target which shall include three components which shall be based on (i) total Supply Division earnings, (ii) plant performance, and (iii) outside sales profit contribution, respectively. Each of the components shall be based on total Supply Division operations.

     Bonus Amount. In calculating the bonus award to be paid to the Senior Vice President -- Supply, the relative weight given to each component is as follows:
(i) 60% to total Supply Division earnings, (ii) 20% to plant performance, and
(iii) 20% to outside sales profit contribution. The bonus award for the Senior Vice President -- Supply is based on the achievement of specified levels above the performance target. Prior to the payment of a bonus award to the Senior Vice President -- Supply, the Section 162(m) Committee must certify in writing the level of the performance goals attained by the Supply Division.

  General

     Base Salary Adjustments. Any change in base salary effected after the first day of the fiscal year may be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

     Method of Payment. Each bonus award may be paid, at the option of the recipient, in cash or in stock, or in any combination of cash and stock. Stock bonuses shall be awarded in accordance with the provisions of the 1999 Equity Plan.

     Amendment. The Bonus Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Section 162(m) Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets, target bonus awards, or the percentages to be used to determine such bonus awards after the commencement of the fiscal year with respect to which such bonus awards relate.

BOARD RECOMMENDATION

     The Board unanimously recommends a vote FOR the reapproval of the Bonus Plan because the Board believes it is in the best interest of the Company to qualify performance-based compensation for deductibility under Section 162(m) of the Code in order to maximize the Company's income tax deductions. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the meeting is necessary to reapprove the Bonus Plan. Unless otherwise instructed, proxies will be voted FOR reapproval of the Bonus Plan.

                                   PROPOSAL 4

                            STOCKHOLDER PROPOSAL #1

     Mr. Emil Rossi, P.O. Box 249, Boonville, California 95415, who is the owner of 2,232 shares of Common Stock, has given notice that he intends to present for action at the Annual Meeting the following proposal:

     The shareholders of Safeway Corporation [sic] request the Board of Directors to take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 2000 Safeway fiscal year the policy of the company shall be to tie at least half of Executive Management's compensation to the amount of comon [sic] dividends paid out each year.

     The following statement was submitted in support of such proposal:

     Dividends are the real gauge of how a corporation is doing and it behooves management to pay out at least a certain percentage of earnings in dividends to the shareholders who have faithfully held on to their shares. There has to be a reward. That's what the whole American economic system is all about. Management wants big money up front. They don't want promises or total return or other hocus pocus. They want cash so they can go forth and enjoy the finer things in life. Like buying baseball teams and yachts. The little things of life that make one's existence bearable.

BOARD RECOMMENDATION

     The Board of Directors recommends a vote against this proposal for the following reasons:

     Safeway is committed to enhancing stockholder value over the long term. In order to do so, the Board must have the flexibility to exercise its business judgment regarding the best use of the Company's capital. During the past five years, the Company's Common Stock has appreciated at an average annual rate of over 63%. The Company continues to believe that it can achieve significantly greater returns for its stockholders by reinvesting free cash flow into the business than by paying out a portion of these funds in the form of dividends on Common Stock. Moreover, the Board believes that the Company's policies regarding executive compensation, as more fully described in the Report of the Compensation and Stock Option Committee and Report of the Section 162(m) Committee contained elsewhere in this proxy statement, serve the best interests of the

Company and its stockholders and substantially link executive compensation with the Company's performance.

     The Board unanimously recommends a vote AGAINST the adoption of this stockholder proposal. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve the adoption of this stockholder proposal. Unless otherwise instructed, proxies will be voted AGAINST approval of adoption of this stockholder proposal.

                                   PROPOSAL 5

                            STOCKHOLDER PROPOSAL #2

     Mrs. Evelyn Y. Davis, 2600 Virginia Ave., N.W. #215, Washington, D.C. 20037, who is the owner of 800 shares of Common Stock, has given notice that she intends to present for action at the Annual Meeting the following resolution:

     RESOLVED: That the stockholders of Safeway Inc., assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

     The following statement was submitted in support of such resolution:

     REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year, the owners of 147,778,196 shares, representing approximately 38.7% of the shares voting, voted FOR this proposal.

     If you AGREE, please mark your proxy FOR this resolution.

BOARD RECOMMENDATION

     The Board of Directors recommends a vote against this proposal for the following reasons:

     This proposal was presented at the 1997 and 1998 Annual Meetings. Owners of 311,073,422 and 235,129,073 shares, respectively, representing approximately 81.5% and 61.3%, respectively, of the shares voting on the proposal, voted against the proposal or abstained.

     The Company's present system for election of directors, which is like that of many major publicly traded corporations, allows all stockholders to vote on the basis of their share ownership. The Board of Directors believes that this method is the fairest and is most likely to produce a Board which will effectively represent the interests of all of the Company's stockholders. In addition, the Company's performance in recent years, including an average annual return to stockholders of over 63% since 1993, suggests that a change in the method of voting for directors is not necessary or desirable.

     In contrast, cumulative voting promotes special interest representation on the Board. This, in turn, can lead to factionalism and contention among directors, which could have a negative impact on the Company and its stockholders. Moreover, the proponent of this stockholder proposal has offered no evidence that cumulative voting produces a more qualified or effective board. In fact, the proponent has not expressed any concerns regarding the members of the Board or the effectiveness of the Board.

     Furthermore, the use of cumulative voting has declined significantly over the years. Many companies have eliminated cumulative voting, and most states that once mandated cumulative voting in corporate elections have repealed that requirement.

     Accordingly, the Company believes that the present method of voting best promotes the election of directors who will represent the interests of the stockholders as a whole and that there have been no valid reasons submitted for implementing cumulative voting.

     The Board unanimously recommends a vote AGAINST the adoption of this stockholder proposal. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve the adoption of this stockholder proposal. Unless otherwise instructed, proxies will be voted AGAINST approval of adoption of this stockholder proposal.

                                   PROPOSAL 6

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of Deloitte & Touche LLP, which has served as independent auditors of the Company since 1987, to conduct an audit, in accordance with generally accepted auditing standards, of the Company's consolidated financial statements for the 52-week fiscal year ending January 1, 2000. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of Deloitte & Touche LLP.

                                    GENERAL

STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before December 1, 1999. The Company's Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing 50 to 75 days before the meeting (or, if less than 65 days' notice or prior public disclosure of the meeting date is given, within 15 days after such notice was mailed or publicly disclosed, whichever first occurs). Such notice must set forth certain information specified in the Company's Bylaws.

ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended January 2, 1999 is being mailed to all stockholders of record with this Proxy Statement.

                                          By Order of the Board of Directors,

                                          MICHAEL C. ROSS
                                          Secretary

Dated: March 24, 1999

                                  SAFEWAY INC.
                  PROXY - For the Annual Meeting - May 11, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 24, 1999, appoints Steven A. Burd and Michael C. Ross, and each or any of them as Proxies, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California on Tuesday, May 11, 1999, at 10:30 a.m. or at any and all adjournments thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED UNDER ITEM (1), "FOR" THE PROPOSALS DESCRIBED IN ITEMS (2), (3), AND (6) AND "AGAINST" THE STOCKHOLDER PROPOSALS DESCRIBED IN ITEMS (4) AND (5), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING PROXY STATEMENT. IF ANY OF THE NAMED NOMINEES SHOULD BECOME UNAVAILABLE PRIOR TO THE ANNUAL MEETING, THE PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                         SIDE

   Please mark your
X  votes as in this
   example.

        The Board of Directors recommends a vote AGAINST stockholder proposals 4 and 5 and FOR proposals 2, 3, and 6.

                  FOR      WITHHELD                                                  FOR         AGAINST      ABSTAIN
1. Election of                           Nominees:
                                         Peter
   Directors                             A. Magowan,
                                         George R.
                                         Roberts,
                                         Rebecca A.
                                         Stirn

For, except vote withheld for the following nominee(s):

                                                  2.  Adoption of 1999
                                                  Amended and Restated
                                                  Equity Participation Plan.

                                                  3.  Reapproval of
                                                  Operating Performance
                                                  Bonus Plan for
                                                  Executive Officers.

                                                  4. Stockholder proposal on
                                                  tying executive compensation
                                                  to dividends paid.

                                                  5. Stockholder proposal on
                                                  cumulative voting.

                                                  6. Appointment of Deloitte &
                                                  Touche LLP as independent
                                                  auditors for fiscal year 1999.

                                                  7. In accordance with the
                                                  judgments of the proxies, upon
                                                  such other business as may
                                                  properly come before the
                                                  meeting and at any and all
                                                  adjournments thereof.


                                                    MARK HERE
                                                    FOR ADDRESS
                                                    CHANGE AND
                                                    NOTE AT LEFT

                                                  Please date and sign exactly as name appears hereon. Joint owners should each sign. The full name or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

                                                  ----------------------------------------------------------------------

                                                  ----------------------------------------------------------------------
                                                  SIGNATURE(S)                                  DATE

                          THE 1999 AMENDED AND RESTATED
                            EQUITY PARTICIPATION PLAN

                                       OF

                                  SAFEWAY INC.


        Safeway Inc., a Delaware corporation, previously adopted the Stock Option and Incentive Plan for Key Employees of Safeway Inc., the Stock Option Plan for Consultants of Safeway Inc. and the Safeway Inc. Outside Director Equity Purchase Plan for the benefit of its eligible employees, consultants and outside directors, respectively. These plans have previously been amended from time to time and are herein amended and restated in their entirety in order to constitute a consolidated equity participation plan entitled "The 1999 Amended and Restated Equity Participation Plan of Safeway Inc." (the "Plan"). Safeway Inc. has adopted the Plan, effective upon approval by the stockholders as provided in Section 11.5 of the Plan, for the benefit of its eligible employees, consultants and directors. The provisions of the Plan that provide for the grant of Incentive Stock Options, as defined below, shall be deemed to be a new plan for purposes of the application of Section 422 of the Internal Revenue Code of 1986, as amended.

        The purposes of the Plan are as follows:

        (1) To provide an additional incentive for directors, Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

        (2) To enable the Company to obtain and retain the services of directors, Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                   DEFINITIONS

1.1. General. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2. Administrator. "Administrator" shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.1.

1.3. Award. "Award" shall mean an Option, a Restricted Stock award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

1.4. Award Agreement. "Award Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.5.    Award Limit.

        (a) With respect to executive officers of the Company and with respect to Employees (other than executive officers of the Company) solely for their year of hire, "Award Limit" shall mean 2,000,000 shares of Common Stock, or as the context may require, options to acquire 2,000,000 shares of Common Stock, as adjusted pursuant to Section 11.3 of the Plan.

        (b) With respect to Employees other than executive officers of the Company for each year after their year of hire, "Award Limit" shall mean 800,000 shares of Common Stock or, as the context may require, Options to acquire 800,000 shares of Common Stock, as adjusted pursuant to Section 11.3 of the Plan.

        (c) With respect to Consultants for each year after the date on which their engagement commences, "Award Limit" shall mean 1,600,000 shares of Common Stock or, as the context may require, Options to acquire 1,600,000 shares of Common Stock, as adjusted pursuant to Section 11.3 of the Plan.

1.6.    Board. "Board" shall mean the Board of Directors of the Company.

1.7. Bonus Plan. "Bonus Plan" shall mean collectively the Operating Performance Bonus Plan for Executive Officers of Safeway Inc. and the Operating Performance Bonus Plan for Key Employees of Safeway Inc.

1.8. Change in Control. "Change in Control" shall mean a change in ownership or control of the Company as such term may be defined in any individual's Award Agreement.

1.9.    Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.10. Committee. "Committee" shall mean the Section 162(m) Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.11. Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

1.12.   Company. "Company" shall mean Safeway Inc., a Delaware corporation.

1.13.   Consultant. "Consultant" shall mean any consultant or adviser if:

        (a) the consultant or adviser renders bona fide services to the Company;

        (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

        (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

1.14.   Deferred Stock. "Deferred Stock" shall mean Common Stock awarded under
Article VIII of the Plan.

1.15.   Director. "Director" shall mean a member of the Board.

1.16. Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

1.17. DRO. "DRO" shall mean a domestic relations order that would constitute a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, if this Plan were subject to regulation under Title I of the Employee Retirement Income Security Act of 1974, as amended.

1.18. Effective Date. "Effective Date" shall mean the date the Plan is approved by the stockholders, as provided in Section 11.5.

1.19. Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.20. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.21. Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith. In determining the Fair Market Value of the Company's Common Stock under subsection (a) of this Section 1.21, the Administrator may rely on the closing price as reported in the New York Stock Exchange composite transactions published in the Western Edition of the Wall Street Journal.

1.22. Holder. "Holder" shall mean a person who has been granted or awarded an Award.

1.23. Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.24. Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

1.25. Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

1.26. Option. "Option" shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

1.27. Performance Criteria. "Performance Criteria" shall mean the performance goals determined by the Committee, in its discretion and in accordance with
Section 162(m) of the Code.

1.28. Plan. "Plan" shall mean The Amended and Restated 1999 Equity Participation Plan of Safeway Inc.

1.29. Purchase Stock. "Purchase Stock" shall mean Common Stock of the Company issued pursuant to Section 11.4 of the Plan.

1.30. Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VII of the Plan.

1.31. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.32. Section 162(m) Participant. "Section 162(m) Participant" shall mean any Employee whose compensation for the fiscal year in which the Employee is to receive an Award or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.33. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

1.34. Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article IX of the Plan.

1.35. Stock Payment. "Stock Payment" shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee or Consultant in cash, awarded under Article VIII of the Plan.

1.36. Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.37. Substitute Award. "Substitute Award" shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.38. Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.39. Termination of Directorship. "Termination of Directorship" shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.40. Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II.

                             SHARES SUBJECT TO PLAN

2.1.    Shares Subject to Plan.

        (a) The shares of stock subject to Awards shall be shares of the Company's Common Stock, par value $0.01 per share. The aggregate number of such shares which may be issued pursuant to or upon exercise of any such Awards under the Plan shall not exceed twenty-four million (24,000,000), of which no more than one million two hundred thousand (1,200,000) may be issued in any fiscal year of the Company as Restricted Stock. The shares of Common Stock issuable pursuant to or upon exercise of any such Awards may be either previously authorized but unissued shares or treasury shares.

        (b) The maximum number of shares which may be subject to Awards granted under the Plan to any individual, other than an Independent Director, in any fiscal year shall not exceed the Award Limit. To the extent required by
Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

2.2. Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash to the extent permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to
Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III.

                               GRANTING OF AWARDS

3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.    Provisions Applicable to Section 162(m) Participants.

        (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

        (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

        (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

        (d) Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. Consideration. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

3.5. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.


                                   ARTICLE IV.

                        GRANTING OF OPTIONS TO EMPLOYEES,
                      CONSULTANTS AND INDEPENDENT DIRECTORS

4.1. Eligibility. Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4.    Granting of Options to Employees and Consultants.

        (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                (i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

                (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

                (iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                (iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

Notwithstanding the above, the Committee may delegate certain powers relating to the granting of Options as it deems appropriate to executive officers of the Company including the power to determine the number of shares to be subject to Options (subject to a maximum amount set by the Committee), whether such Options are to be Incentive Stock Options or Non-Qualified Options and to determine the terms and conditions of such Options; provided, however, that the Committee shall not delegate any powers that are required to be exercised by the Committee under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder, or Section 162(m) of the Code, or any regulations or rules issued thereunder.

        (b) Upon the selection of an Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

        (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

4.5.    Granting of Options to Independent Directors.

        (a) Any Independent Director who is serving as of the Effective Date of the Plan, other than an Independent Director described in Subsection (c) of this Section 4.5, and any Independent Director who is initially elected or appointed to the Board on or after the Effective Date of the Plan, shall, upon the date of the annual meeting of stockholders coinciding with the Effective Date of the Plan or upon the date of such election or appointment, respectively, be granted an Option to purchase the number of shares of the Company's Common Stock set forth on the attached Schedule I (subject to adjustment as provided in Section 11.3), contingent upon the concomitant purchase by such Independent Director of the number of shares of Purchase Stock set forth on Schedule I, to the extent required pursuant to Section 11.4 hereof.

        (b) During the term of the Plan, each Independent Director, as of the date of each annual meeting of stockholders, other than an annual meeting with respect to which such Independent Director was granted an Option pursuant to Subsection (a) of this Section 4.5, shall be granted an Option to purchase 2,000 shares of Common Stock (subject to adjustment as provided in Section 11.3).

        (c) Notwithstanding the foregoing, any Independent Director who has received any grant of options to purchase Common Stock pursuant to Section 3.2 of the Safeway Inc. Outside Director Equity Purchase Plan, as amended by the First Amendment to the Safeway Inc. Outside Director Equity Purchase Plan, adopted as of July 5, 1994 (the "Outside Director Plan"), shall not be eligible for any grant of Options under Subsection (a) of this Section 4.5.

        (d) Notwithstanding the foregoing, any Independent Director who has received a grant of options to purchase Common Stock pursuant to Section 3.2(a) of the Outside Director Plan, but who, as of the Effective Date, has not yet received a grant of options to purchase Common Stock pursuant to Section 3.2(b) thereof, shall, upon the date such Independent Director completes three (3) continuous years of service as a member of the Board, be granted an Option to purchase 100,000 shares of Common Stock (subject to adjustment as provided in Section 11.3).

                                   ARTICLE V.

                                TERMS OF OPTIONS

5.1. Option Price. The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2. Option Term. The term of an Option granted to an Employee or Consultant shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

5.3.    Option Vesting

        (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Holder shall be set by the Committee, subject to a minimum vesting period of three (3) years in order for any Option to become fully exercisable, and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

        (b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

        (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year

(under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the
Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4. Terms of Options Granted to Independent Directors. The price per share of the shares subject to each Option granted to an Independent Director under
Section 4.5(a) shall equal 80% of the Fair Market Value of a share of Common Stock on the date the Option is granted. The price per share of the shares subject to any other Option granted to an Independent Director shall be set by the Board; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Options granted to Independent Directors shall become exercisable in cumulative annual installments of one-third on each of the first, second and third anniversaries of the date of Option grant and, subject to Section 6.6, the term of each Option granted to an Independent Director shall be ten (10) years from the date the Option is granted. No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

5.5.    Substitute Awards.

Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

        (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

        (b) the aggregate exercise price thereof; does not exceed the excess of;

        (c) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

        (d)     the aggregate exercise price of such shares.

5.6     Expiration of Options of Employees and Consultants.

        (a) No Option may be exercised to any extent by any Employee or Consultant after the first to occur of the following events:

                (i) In the case of an Incentive Stock Option, (1) the expiration of ten years from the date the Option was granted or (2) in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the

        Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

                (ii) In the case of a Non-Qualified Option, the expiration of ten (10) years and one day from the date the Option was granted; or

                (iii) The expiration of three (3) months from the date of the Optionee's Termination of Employment or Consultancy for any reason other than death or disability, within the meaning of Section 22(e)(3) of the Code, or retirement on or after age 55 in accordance with the Company's retirement policies, as then in effect; or

                (iv) The engagement by the Optionee in willful misconduct which injures the Company or any of its Subsidiaries.

        (b) Subject to the provisions of Section 5.6(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment or Consultancy for any reason.


                                   ARTICLE VI.

                               EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

        (a) A notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised;

        (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

        (c)     In the event that the Option shall be exercised pursuant to
Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

        (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty
(30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;
(iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

6.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

        (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

        (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

        (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

        (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

        (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

Notwithstanding the foregoing, to the extent and on the terms and conditions the Administrator may determine, in its sole discretion, the Administrator may permit a Holder to elect to defer receipt of shares that otherwise would be issuable pursuant to the exercise of an Option under Section 6.2.

6.4. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5. Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder or (b) one year after the transfer of such shares to such Holder.

6.6. Expiration of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

        (a) The expiration of twelve (12) months from the date of the Holder's death;

        (b) The expiration of twelve (12) months from the date of the Holder's Termination of Directorship by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

        (c) The expiration of three (3) months from the date of the Holder's Termination of Directorship for any reason other than such Holder's death or his or her permanent and total disability, unless the Holder dies within said three-month period; or

        (d) The expiration of ten (10) years from the date the Option was granted.

6.7. Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option that may be imposed in the discretion of the Administrator.

                                  ARTICLE VII.

                            AWARD OF RESTRICTED STOCK

7.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any

Employee or any Consultant who the Committee determines should receive such an Award.

7.2.    Award of Restricted Stock

        (a)     The Committee may from time to time, in its absolute discretion:

                (i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

                (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

        (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

        (c) Upon the selection of an Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

        (d) Any stock bonus awarded to any Employee under the Bonus Plan shall be awarded as Restricted Stock pursuant to this Article VII.

7.3. Rights as Stockholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the Holder, or to the escrow holder pursuant to
Section 7.6, as applicable, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions, if any, in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.


7.5. Repurchase of Restricted Stock. The Committee may provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder's death or disability; provided, further, that, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any Change in Control of the Company or because of the Holder's retirement, or otherwise.


7.6. Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                  ARTICLE VIII.

              DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS

8.1. Eligibility. Subject to the Award Limit, one or more Dividend Equivalents, awards of Deferred Stock, and/or Stock Payments may be granted to any Employee or Consultant whom the Committee determines should receive such an Award.

8.2.    Dividend Equivalents.

        (a) Any Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right or Deferred Stock is granted, and the date such Stock Appreciation Right or Deferred Stock is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (b) Any Holder of an Option who is an Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (c) Any Holder of an Option who is an Independent Director selected by the Board may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Board. Such Dividend Equivalents shall be converted to additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board.

        (d) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

8.3. Stock Payments. Any Employee or Consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.4. Deferred Stock. Any Employee or Consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.5. Term. The term of a Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

8.6. Exercise or Purchase Price. The Committee may establish the exercise or purchase price of shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value for a share of Common Stock, unless otherwise permitted by applicable state law.

8.7. Exercise Upon Termination of Employment, Termination of Consultancy or Termination of Directorship. A Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Consultant or Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a "change of control or ownership" (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company.

8.8.    Form of Payment. Payment of the amount determined under Section 8.2 or
8.3 above shall be in Common Stock and shall be subject to satisfaction of all provisions of Section 6.3.


                                   ARTICLE IX.

                            STOCK APPRECIATION RIGHTS

9.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee or Consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

9.2.    Coupled Stock Appreciation Rights.

        (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

        (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

        (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.


9.3.    Independent Stock Appreciation Rights.

        (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or Consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder's retirement, death or disability, or otherwise.

        (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.


9.4.    Payment and Limitations on Exercise.

        (a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of
Section 6.3 above pertaining to Options.

        (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right that may be imposed in the discretion of the Committee.


                                   ARTICLE X.

                                 ADMINISTRATION

10.1. Committee. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of
Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options and Dividend Equivalents granted to Independent Directors.

10.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5. Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (i) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (ii) who are Section 162(m) Participants or (iii) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

11.1.   Not Transferable.

        (a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        (b) Notwithstanding the provisions of subsection (a) hereof, the Administrator, in its absolute discretion, may determine to grant to any Holder an Award which, by its terms as set forth in the applicable Award Agreement, may be transferred by the Holder, in writing and with prior written notice to the Administrator, (i) pursuant to a DRO, or (ii) by gift, without the receipt of any consideration, to a member of Holder's immediate family, as defined in Rule 16a-1 under the Exchange Act, or to a trust for the exclusive benefit of, or any other entity owned solely by, such members, provided, that an Award that has been so transferred shall continue to be subject to all of the terms and conditions of the Award as applicable to the original Holder, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.

11.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company's stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

        (a) The expiration of ten years from the date the Plan is adopted by the Board; or

        (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 11.5.

11.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

        (a) Subject to Section 11.3 (d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

                (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

                (iii)   the grant or exercise price with respect to any Award.

        (b) Subject to Section 11.3(d), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

                (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

                (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

                (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in
        Section 5.3 or 5.4 or the provisions of such Award;

                (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, or Awards which may be granted in the future, and in the number and kind of outstanding Restricted Stock or Deferred Stock subject to outstanding Awards, or Awards which may be granted in the future; and

                (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

        (c) Subject to Sections 11.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

        (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto, unless the Committee determines otherwise, in its sole discretion. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate
Section 422(b)(1) of the Code, unless the Committee determines otherwise, in its sole discretion. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded up to the next whole number.

        (e) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Award Agreement would so qualify, then this

Plan and any Award Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Award Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Award Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

        (f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.4.   Purchase and Terms of Purchase Stock.

        (a) On the later to occur of (a) the adoption of the Plan by the Board, or (b) such Independent Director's election or appointment to the Board, each Independent Director must, as a condition to membership on the Board, purchase the number of shares of Purchase Stock set forth on the attached
Schedule I to the extent such Independent Director does not then beneficially own or is not then deemed to beneficially own such number of shares.

        (b) Shares issued as Purchase Stock may be either previously authorized but unissued shares or issued shares which have been acquired by the Company.

        (c) The per share purchase price of Purchase Stock shall equal 80% of the Fair Market Value of a share of Common Stock on the date of purchase.

        (d) As soon as possible after an Independent Director purchases Purchase Stock under this Section 11.4, the Secretary of the Company shall prepare for execution a Stock Option and Purchase Agreement (which Agreement shall also include the Option granted to the Independent Director pursuant to
Section 4.5), which shall be executed by the Independent Director and an authorized Officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with the Plan. Upon execution of such agreement and receipt of payment for such shares, the Secretary of the Company shall cause the Company to issue to the Independent Director a certificate or certificates representing the number of shares of such Purchase Stock.

        (e) Purchase Stock may be purchased solely by delivery to the Secretary of the Company each of the following:

                (i) A purchase agreement, as approved by the Committee, executed by the

        Independent Director,

                (ii) Full payment of the purchase price of the Purchase Stock which shall be made by delivery of a combination of (1) cash (or a check) in the amount of not less than the aggregate par value of the number of shares purchased; and (2) a promissory note for the balance of the amount in the form approved by the Committee, and

                (iii) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes.

11.5. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. In addition, to the extent required under Section 162(m) of the Code, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

11.6. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

11.7. Loans. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

11.8. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a) (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

11.9. Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary except as specifically set forth in the preamble hereof. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.10. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.12. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

SCHEDULE I

                        DETERMINATION OF NUMBER OF SHARES
                        OF PURCHASE STOCK AND NUMBER OF
                         SHARES SUBJECT TO STOCK OPTIONS

I.      PURCHASE STOCK

                In accordance with Section 11.4 of the Plan, an Independent Director is entitled to purchase the number of shares of Purchase Stock equal to X where X equals:

                   $140,000.00
                   -----------
                        Y

(rounded up to the nearest whole share) where Y equals the purchase price determined in accordance with Section 11.4 of the Plan.


II.     STOCK OPTIONS

                In accordance with Section 4.5(a) of the Plan, the Company shall grant to an Independent Director an option to purchase the number of shares of Common Stock equal to X where X equals:

                   $200,000.00
                   -----------
                        Y

(rounded up to the nearest whole share) where Y equals the purchase price determined in accordance with Section 5.4 of the Plan; provided, however, that no such grant shall be made unless and until the Independent Director purchases the number of shares of Purchase Stock set forth above to the extent required by Section 11.4 of the Plan.

                                      * * *

        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of __________________ on ____________, 1999.

        I hereby certify that the foregoing Plan was duly approved by the stockholders of the Company on ____________, 1999.



        Executed on this ____ day of _______________, 1999.


                                       -----------------------------------------
                                          Meredith Parry, Assistant Secretary